Exhibit 99.1

Multi-Color Announces New Chairman of the Board and Declares Quarterly Dividend

Cincinnati, OH — August 8, 2012 — Multi-Color Corporation (NASDAQ:LABL) announced today that Lorrence T. Kellar has resigned from his position of Chairman of the Board of Directors of Multi-Color Corporation. Mr. Kellar will remain as a director on the Company’s Board of Directors.

The Company’s Board of Directors has named Robert R. Buck as the new Chairman of the Board of Directors effective August 9, 2012. Mr. Buck became a director in July 2003. He is currently the Chairman of the Board of Beacon Roofing Supply, Inc. Prior to 2003, Mr. Buck served in various leadership roles with Cintas Corporation, including President of its Uniform Rental Division and Chief Financial Officer. Mr. Buck serves as a director of Beacon Roofing Supply, Inc., LVI Services, Elkay Manufacturing and Quanex Building Products Corporation. In addition, he is a former director of Kendle International and a member of the Dean’s Advisory Council for the College of Business Administration at the University of Cincinnati.

In addition, the Company announced today that its Board of Directors declared the Company’s quarterly cash dividend for the second quarter of fiscal 2013. The dividend is a payment of five cents per common share, payable September 1, 2012, to shareholders of record at the close of business on August 24, 2012.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to consummate and successfully integrate acquisitions; ability to recognize the benefits of acquisitions, including potential synergies and cost savings; failure of an acquisition or acquired company to achieve its plans and objectives generally; risk that proposed or consummated acquisitions may disrupt operations or pose difficulties in employee retention or otherwise affect financial or operating results; ability to manage foreign operations; currency exchange rate fluctuations; the success and financial condition of the Company’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company’s ability to maintain an effective system of internal control; availability, terms and development of capital and credit; cost and price changes; raw material cost pressures; availability of raw materials; ability to pass raw material cost increases to its customers; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments; risk associated with significant leverage; increases in general interest rate levels affecting the Company’s interest costs; ability to manage global political uncertainty; and terrorism and political unrest. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Multi-Color (http://www.mcclabel.com)

Cincinnati, Ohio, U.S.A. based Multi-Color Corporation (MCC), established in 1916, is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of home and personal care, wine and spirit, food and beverage and specialty consumer products. MCC serves international brand owners in North, Central and South America, Europe, Australia, New Zealand, South Africa and China with a comprehensive range of the latest label technologies in Pressure Sensitive, Cut and Stack, In-Mold, Shrink Sleeve and Heat Transfer. MCC employs approximately 2,700 associates across 27 operations globally and is a public company trading on the NASDAQ Global Select Market Exchange (company symbol: LABL).

For additional information on Multi-Color, please visit http://www.mcclabel.com.

For more information, please contact: Sharon E. Birkett

Vice President and Chief Financial Officer

Multi-Color Corporation, (513) 345-5311